UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2007

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 20, 2007, John J. Davis entered into an amended and restated employment agreement with Center Bancorp, Inc. (the “Corporation”) and Union Center National Bank (the “Bank”) that provides for Mr. Davis' continued employment as President and Chief Executive Officer of the Corporation and the Bank through December 31, 2012 (when Mr. Davis will have attained age 70), subject to automatic renewal for one-year terms thereafter unless either the Corporation and the Bank, or Mr. Davis, provides the others with notice of non-renewal. The agreement is effective as of January 1, 2007. Prior to its amendment and restatement, the employment agreement contained renewal provisions that, in effect, assured Mr. Davis of at least three years' notice of termination in the absence of a "Change in Control Event" and five years' notice of termination in connection with a Change in Control Event. A "Change in Control Event" is defined under the agreement as the acquisition by a third party of a majority of the voting stock or substantially all of the assets of the Corporation or the Bank or a change in the composition of the Board of Directors of the Corporation (the “Board”) such that a majority of the members of the Board as of the date of the agreement no longer serve on the Board.

Mr. Davis' salary currently is $360,600 per annum. In subsequent years, Mr. Davis is to receive his salary for the immediately preceding 12 month period plus such salary increments as shall be determined by the compensation committee of the Bank's Board of Directors, with reference to its salary guide. The employment agreement also provides that Mr. Davis will receive benefits and perquisites appropriate to his position.

Under Mr. Davis’ amended and restated employment agreement, if Mr. Davis’ employment is terminated without cause or he resigns for “good reason” during the term, he will receive a lump sum payment equal to three times the sum of the annual rate of salary that he was receiving at the time of termination and the largest bonus he received under the Annual Incentive Plan of the Corporation and/or the Bank. In addition, Mr. Davis will receive a lump sum payment equal to the difference between the amount of benefits, if any, that he would have accrued under the Bank’s Pension Plan and Benefit Equalization Plan, as well as the amount of additional contributions that would have been made on his behalf by the Bank under its 401(k) Plan and which he could have earned under the Bank’s Savings Equalization Plan and its Senior Officers Protection Plan, had his employment continued for a period of three additional years, and any unvested stock options held by Mr. Davis will become fully vested. If Mr. Davis’ employment is terminated without cause or he resigns for “good reason,” the Corporation and the Bank will also continue his health, life and long-term care insurance coverage for an additional three years. Mr. Davis’ employment agreement has also been revised to clarify the manner in which any severance attributable to benefits that he would have received from the Corporation and/or the Bank for a period of three additional years are to be calculated.

Under Mr. Davis’ employment agreement, he may resign for “good reason” within 180 days after a material adverse change in his duties or title, a material breach of the employment agreement by the Corporation or the Bank, or a Change in Control Event.

Under Mr. Davis' prior agreement, the estimated amount that he would have been entitled to receive (taking into account “gross-up payments) would have been in excess of $3.6 million had he terminated employment during 2006 in connection with a Change in Control Event. Under the same circumstances, but based on Mr. Davis' amended and restated employment agreement, his estimated change in control payments would been approximately $1.6 million, resulting in a savings of approximately $2.0 million to the Corporation and the Bank. In addition, under Mr. Davis' prior employment agreement, a significant portion of the payments that would have been made to Mr. Davis as a result of a Change in Control Event would have been non-deductible to the Corporation and the Bank for federal income tax purposes. Had Mr. Davis' employment terminated during 2006 in connection with a Change in Control Event, the estimated value of this lost tax deduction would have amounted to more than $1.0 million dollars. Under the revised agreement, had Mr. Davis terminated employment during 2006 in connection with a Change in Control Event, estimates indicate that all of the payments to Mr. Davis would have been deductible for Federal income tax purposes. Accordingly, the aggregate costs under Mr. Davis' employment agreement to the Corporation and the Bank resulting from a Change in Control Event can expected to be significantly reduced. Had Mr. Davis' employment terminated in 2006 in connection with a Change in Control Event, the estimated aggregate, after-tax, savings to the Corporation and the Bank resulting from the changes in his agreement would have been more than $3.0 million.

Anthony C. Weagley, Lori A. Wunder and Mark S. Cardone have each entered into substantially similar employment agreements with the Corporation and the Bank. Those agreements were amended and restated on February 20, 2007 effective as of January 1, 2007. As amended and restated, each of their employment agreements provides for an initial term that expires on December 31, 2009. Each agreement contains renewal provisions that, in effect, assure the executive of at least two years' notice of termination in the absence of a Change in Control Event and three years' notice of termination in connection with a Change in Control Event. Although the terms of these agreements were extended until December 31, 2009, the multiple for determining the amount of severance and benefits that the executive would be entitled to receive in the event of a termination without cause or a resignation for “good reason” was limited by our Compensation Committee to two, even if termination of the executive’s employment occurs when there is more than two years remaining in the term. If, however, the executive’s employment is terminated or he or she resigns for “good reason” following a Change in Control Event, then the multiple for determining severance pay and benefits will be three (as was previously provided by the employment agreements). The employment agreements with each of Mr. Weagley, Ms. Wunder and Mr. Cardone have also been revised, consistent with the changes to Mr. Davis’ agreement, to clarify the manner in which any severance attributable to benefits that each executive would have received from the Corporation and/or the Bank for the balance of the term are to be calculated.

Mr. Weagley’s salary currently is $187,500 per annum, Ms. Wunder’s current salary is $125,000 per annum and Mr. Cardone’s current salary is 115,200 per annum. In subsequent years, each such officer is to receive his or her salary for the immediately preceding 12 month period plus such salary increment as shall be determined by the compensation committee of the Bank's Board of Directors, with reference to its salary guide. The employment agreements with Mr. Weagley, Ms. Wunder or Mr. Cardone also provide that each will receive benefits and perquisites provided by the Corporation or the Bank to its other officers and as otherwise set forth in the agreements.

If the employment of Mr. Weagley, Ms. Wunder or Mr. Cardone is terminated without cause or if he or she resigns for “good reason” (defined in the same manner as Mr. Davis’ employment agreement) during the term, he or she will receive a lump sum payment equal to two times (three times if the termination is in connection with a Change in Control Event) the sum of the annual rate of salary that he or she was receiving at the time of termination and the largest bonus he or she received under the Annual Incentive Plan. In addition, he or she will receive a lump sum payment equal to the difference between the amount of benefits, if any, that he or she would have accrued under the Bank’s Pension Plan, as well as the amount of additional contributions that would have been made on his or her behalf under the Bank’s 401(k) Plan and the amount that he or she would have earned under the Bank’s Senior Officers Protection Plan, had his or her employment continued for a period of two additional years (three years if the termination is in connection with a Change in Control Event). Further, any unvested stock options held by the executive will become fully vested and the Corporation and the Bank will continue health, life and long-term care insurance coverage for the executive for an additional two years (three years if the termination is in connection with a Change in Control Event).

The Corporation, the Bank and Charles E. Nunn, Jr. are parties to a change in control agreement. The agreement initially commenced on January 3, 2006 and was scheduled to expire on January 2, 2009. However, the agreement was amended and restated on February 20, 2007 effective as of January 1, 2007 to extend the initial term to December 31, 2009 to be consistent with the terms of the employment agreements with Mr. Weagley, Ms. Wunder and Mr. Cardone. Mr. Nunn’s agreement is subject to renewal provisions that, in effect, assure Mr. Nunn of at least twelve months’ notice of termination of the agreement. The change in control agreement automatically terminates if Mr. Nunn’s employment is terminated prior to a Change in Control Event. Mr. Nunn has the right under the change in control agreement to resign with "good reason," which is defined to mean a resignation by Mr. Nunn within 180 days after the occurrence of a Change in Control Event (defined in the same manner as under the employment agreements described above). Upon termination for good reason, Mr. Nunn will be entitled under the change in control agreement to: (a) a lump sum severance payment equal to three (3) times the sum of (i) his annual base salary as in effect immediately prior to the termination, (ii) the largest annual cash bonus he ever received from the Corporation or the Bank, (iii) the amount recorded on his W-2 (for the calendar year preceding the calendar year in which the termination occurs) that is attributable to fringe benefits provided to him by the Corporation or the Bank, (iv) the annual premium of his long-term care policy as in effect immediately preceding the termination to the extent such amount is not recorded on his W-2 as attributable to fringe benefits, and (v) the maximum matching contribution that could have been made under the Bank’s 401(k) plan if he had remained employed by the Corporation and the Bank for an additional year following the date of termination; (b) a lump sum payment equal to the difference between the amount of benefits, if any, that he would have accrued under the Bank’s Pension Plan had his employment continued for a period of three additional years; (c) subsidized COBRA coverage for 18 months; (d) continued life insurance coverage for three years, and (e) acceleration of all unvested stock options. The payments and benefits are conditioned upon Mr. Nunn's execution, delivery and non-revocation of a general release in favor of the Corporation, the Bank and related parties. Mr. Nunn would be entitled to comparable benefits if the Corporation and the Bank were to terminate his employment without "cause" upon, or within twelve months following, a Change in Control Event.

Prior to its amendment and restatement effective as of January 1, 2007, Mr. Nunn’s change in control agreement did not provide for him to receive an amount attributable to the pension benefits that he would have accrued under the Bank’s Pension Plan had his employment continued for a period of three additional years, nor did it provide that the Corporation and the Bank would continue his long-term care insurance coverage for a period of three years. In addition, prior to being amended and restated, Mr. Nunn’s change in control agreement provided that his severance payment would be determined based on the largest cash bonus paid to him by the Corporation or the Bank during the two years preceding a Change in Control Event. The revisions to his change in control agreement align his severance payments and benefits with those of Mr. Weagley, Ms. Wunder and Mr. Cardone.

Each of the employment agreements for Mr. Davis, Mr. Weagley, Ms. Wunder, and Mr. Cardone, and the change in control agreement with Mr. Nunn, contain "gross up" provisions which provide for additional payments in the event that any amounts payable or benefits provided to them pursuant to their employment or change in control agreements are subject to certain excise taxes imposed by Section 4999 of the Internal Revenue Code.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The Registrant has filed the following exhibits with this Current Report on Form 8-K.

10.1 Amended and Restated Employment Agreement, dated as of January 1, 2007, by and among Center Bancorp, Inc., Union Center National Bank and John J. Davis.

10.2 Amended and Restated Employment Agreement, dated as of January 1, 2007, by and among Center Bancorp, Inc., Union Center National Bank and Anthony C. Weagley.

10.3 Amended and Restated Employment Agreement, dated as of January 1, 2007, by and among Center Bancorp, Inc., Union Center National Bank and Lori A. Wunder.

10.4 Amended and Restated Employment Agreement, dated as of January 1, 2007, by and among Center Bancorp, Inc., Union Center National Bank and Mark S. Cardone.

10.5 Amended and Restated Change in Control Agreement, dated as of January 1, 2007, by and among Center Bancorp, Inc., Union Center National Bank and Charles E. Nunn, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ John J. Davis
Name: John J. Davis
Title: President and Chief Executive Officer

Dated: February 20, 2007

EXHIBIT INDEX

10.1 Amended and Restated Employment Agreement, dated as of January 1, 2007, by and among Center Bancorp, Inc., Union Center National Bank and John J. Davis.

10.2 Amended and Restated Employment Agreement, dated as of January 1, 2007, by and among Center Bancorp, Inc., Union Center National Bank and Anthony C. Weagley.

10.3 Amended and Restated Employment Agreement, dated as of January 1, 2007, by and among Center Bancorp, Inc., Union Center National Bank and Lori A. Wunder.

10.4 Amended and Restated Employment Agreement, dated as of January 1, 2007, by and among Center Bancorp, Inc., Union Center National Bank and Mark S. Cardone.

10.5 Amended and Restated Change in Control Agreement, dated as of January 1, 2007, by and among Center Bancorp, Inc., Union Center National Bank and Charles E. Nunn, Jr.